UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2022

IDEANOMICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	20-1778374
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

001-35561

(Commission File Number)

1441 Broadway, Suite 5116, New York, NY 10018

(Address of principal executive offices) (Zip Code)

212-206-1216

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	IDEX	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment No. 12 to Secured Convertible Promissory Note

On December 19, 2022, Ideanomics, Inc. (the “Company”) and Via Motors International, Inc. (the “Borrower”) entered into an amendment (the “Amendment No. 12”) to the Secured Convertible Promissory Note dated August 30, 2021, as amended (the “Secured Convertible Promissory Note”). Under the Amendment No. 12, the Borrower agreed to borrow, and the Company agreed to advance, an additional amount of US$1,000,000 on the terms and conditions set forth in the Secured Convertible Promissory Note. Pursuant to the Amendment No. 12, the principal sum payable under the Secured Convertible Promissory Note shall be US$62,218,111 and simple interest on US$1,00,000 shall accrue from December 14, 2022, till the maturity date at the rate of 4% per annum.

Any amounts advanced pursuant to the Amendment No. 12 shall be deducted from the purchase price contemplated by that that certain Agreement and Plan of Merger dated August 30, 2021, as amended.

The foregoing description of the Amendment No. 12 is qualified in its entirety by reference to the full text of the Amendment No. 12, which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Promissory Note

Effective on December 13, 2022 (the “Effective Date”), the Company promised to pay to the order of Tillou Management and Consulting LLC, a New Jersey Limited Liability Company (the “Noteholder” or “Tillou”), an entity controlled by Vince McMahon, the father of our Executive Chairman, the principal amount of $2,000,000 (the “Loan”), together with all accrued interest thereon, as provided in the promissory note entered into between the Company and the Noteholder dated as of the Effective Date (the “Note”). The Company agreed to pay the aggregate unpaid principal amount of the Loan, all accrued and unpaid interest, and all other amounts payable under the Note on demand any time after January 15, 2023. The principal amount outstanding under the Note has an interest at a flat rate equal to 20% per annum (the “Interest Rate”). If any amount payable under the Note is not paid when due, such overdue amount shall bear interest at the Interest Rate plus 2%. The Company may prepay the Loan in whole or in part at any time or from time to time without penalty or premium by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. The principal amount of the Note shall become due and payable in the event of a default pursuant to the Note.

Pledge Agreement

As collateral for the Company’s obligations under the Note, the Company granted to the Noteholder a security interest in the Secured Collateral as that term is defined and as provided in the Pledge Agreement between the Company and the grantors listed on the signature pages to the Pledge Agreement, dated as of the Effective Date.

The terms and conditions of the Pledge Agreement are incorporated by reference herein as if stated in full.

Subordination Agreement

Pursuant to that certain Security Agreement dated October 26, 2022 between YA PN II (“YA”) and the Company, YA maintains a first priority security interest in certain assets of the Company, including, without limitation, that certain convertible note receivable (the “Inobat Note”) between Inobat Auto, J.S.A. and the Company dated December 24, 2021, wherein the Company is the lender. As of the Effective Date, the outstanding balance on the Inobat Note was 10,000,000 EUR. Pursuant to the Subordination Agreement entered into among the Company, YA and the Noteholder, dated as of the Effective Date, YA consented to Tillou’s security interest in the Inobat Note up to an aggregate of $2.4 million and agreed to subordinate its security interest in the Inobat Note (but only the Inobat Note) to Tillou’s security interest up to an aggregate of $2.4 million, subject to the other provisions set forth therein.

The Subordination Agreement will terminate on the first to occur of (i) Tillou’s receipt of $2.4 million by Tillou with respect to the Tillou Financing Agreements; or (ii) the termination of the Tillou Financing Agreements (as defined in the Pledge Agreement) for any reason.

The terms and conditions of the Subordination Agreement, are incorporated by reference herein as if stated in full.

Item 1.01 of this Current Report on Form 8-K contains only a brief description of the material terms of the Note, Pledge Agreement and the Subordination Agreement, do not purport to be complete and are subject to, and qualified in their entirety, by reference to the Note, Pledge Agreement and the Subordination Agreement attached hereto as Exhibits 10.2, 10.3, and 10.4, respectively, which are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-balance Sheet Arrangement of a Registrant.

The information pertaining to the Note discussed in Item 1.01 of this Form 8-K is incorporated herein by reference in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Amendment No. 12 to Secured Convertible Promissory Note.
10.2	Promissory Note between Ideanomics, Inc. and Tillou Management and Consulting LLC, dated December 13, 2022.
10.3	Pledge Agreement between Ideanomics, Inc. and Tillou Management and Consulting LLC, dated December 13, 2022.
10.4	Subordination Agreement among Ideanomics, Inc., Tillou Management and Consulting LLC and YA PN II, dated December 13, 2022.
104	Cover page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ideanomics, Inc.

Date: December 19, 2022	By:	/s/ Alfred P. Poor
Alfred P. Poor
Chief Executive Officer